EXHIBIT 21.1

Subsidiaries of Ideal Accents, Inc.

1.     IDEAL ACCENTS, INC. - FERNDALE
        10200 W. Eight Mile
        Ferndale, Michigan 48220
        Tel: (248) 542-1100
        Fax: (248) 542-1105
        Incorporated: 1980 in the State of Michigan

Ideal Accents, Inc. - Ferndale has a wholly owned subsidiary
 JTM Inc. d/b/a Motor City Sunroof
A Michigan corporation at the same address

2.     IDEAL ACCENTS, INC. - ANN-ARBOR
        2880 Zeeb Road
        Dexter, Michigan 48130
        (734) 741-9663
        Incorporated in the State of Michigan

3.     IDEAL ACCENTS, INC. - TAYLOR
        15430 Racho Blvd,
        Taylor, MI 48180
        (734) 287-7733
        Incorporated in the State of Michigan

4.     T.O.E. INC.
        10200 W. Eight Mile
        Ferndale, Michigan 48220
        Tel: (248) 542-1100
        Fax: (248) 542-1105
        Incorporated in the State of Michigan

5.     SOMANI HOLDINGS INC.
        d/b/a - Automotive Sunroof Co. (Pickering)
        151 Sandcherry Square
        Pickering, ON L1V 6S8
        Tel: (416) 931-5676
        Incorporated in the Province of Ontario

6.     AUTOFUN CANADA, INC.
        5 Mary Elizabeth Crescent
        Markham, ON L3R 9M2
        Tel: (416) 435-6867
        Fax: (905) 947-9841
        Incorporated in the Province of Ontario